Exhibit 99.13
(Text of graph posted to Ashland Inc.'s website concerning
Ashland Consumer Markets lubricant sales gallons)

3 Month Rolling Average (in millions)

	2008	2009	2010	2011	2012
January	13.2	10.6	12.9	13.3	12.6
February	13.1	11.2	13.3	13.1	12.8
March	14.0	12.6	14.6	14.9
April	14.7	13.7	15.3	15.7
May	14.6	14.3	15.9	15.9
June	14.6	15.2	15.4	14.8
July	14.0	15.4	15.2	14.3
August	14.4	15.7	15.2	14.7
September	14.5	14.1	14.7	13.8
October	13.6	14.0	14.6	13.3
November	12.3	13.2	13.8	12.6
December	11.0	13.4	13.5	12.2